       AGREEMENT TO FILE JOINTLY AND STATEMENT APPOINTING DESIGNATED FILER AND AUTHORIZED SIGNATORY

            Each of the undersigned entities and individuals (collectively, the "Reporting
Persons") hereby authorizes and designates Three Arch Management III, L.L.C. or such other person or entity as is designated in writing by Steve Agelopoulos (the "Designated Filer") as the beneficial owner to prepare and file on behalf of such Reporting Person individually, or jointly together with the other Reporting Persons, any and all reports, notices, communications and other documents (including, but not limited to, reports on Schedule 13D, Schedule 13G, Form 3, Form
4 and Form 5) that such Reporting Person may be required to file with the United States
Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended
(together with the implementing regulations thereto, the "Act"), the Securities Exchange Act of
1934, as amended (together with the implementing regulations thereto, the "Exchange Act") or any other state or federal agency (collectively, the "Reports") with respect to the Reporting
Person's ownership of, or transactions in, securities of any entity whose securities are beneficially owned (directly or indirectly) by such Reporting Person (collectively, the
"Companies").

            Each Reporting Person hereby further authorizes and designates Steve
Agelopoulos (the "Authorized Signatory") to execute and file on behalf of such Reporting
Person the Reports and to perform any and all other acts, which in the opinion of the Designated
Filer or Authorized Signatory may be necessary or incidental to the performance of the foregoing powers herein granted.

            The authority of the Designated Filer and the Authorized Signatory under this
Document with respect to each Reporting Person shall continue until such Reporting Person is no longer required to file any Reports with respect to the Reporting Person's ownership of, or transactions in, the securities of the Companies, unless earlier revoked in writing.  Each
Reporting Person acknowledges that the Designated Filer and the Authorized Signatory are not
assuming any of the Reporting Person's responsibilities to comply with the Act or the Exchange
Act.

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May 25, 2012 THREE ARCH MANAGEMENT III, L.L.C.,
         a Delaware Limited Liability Company

         By: /s/ Mark Wan
      Managing Member

May 25, 2012 THREE ARCH PARTNERS III, L.P.,
         a Delaware Limited Partnership

         By: Three Arch Management III, L.L.C.,
      a Delaware Limited Liability Company
      Its General Partner

         By: /s/ Mark Wan
      Managing Member

May 25, 2012 THREE ARCH ASSOCIATES III, L.P.,
         a Delaware Limited Partnership

         By: Three Arch Management III, L.L.C.,
      a Delaware Limited Liability Company
      Its General Partner

         By: /s/ Mark Wan
      Managing Member

May 25, 2012 By: /s/ Wilfred Jaeger
      Wilfred Jaeger

May 25, 2012 By: /s/ Mark Wan
      Mark Wan